Exhibit 32.1

Certification of principal EXECUTIVE officer

In connection with the quarterly report of Bay Bancorp, Inc. on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof, I, Joseph J. Thomas, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

  (1) such Form 10-Q for the period ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) the information contained in such Form 10-Q for the period ended September 30, 2015, fairly presents, in all material respects, the financial condition and results of operations of Bay Bancorp, Inc.

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/s/ Joseph J. Thomas Joseph J. Thomas President and Chief Executive Officer (Principal Executive Officer) November 13, 2015

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.